UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
_________________________________________________________________

Date of Report (Date of earliest event reported): July 30, 2008

Anaren, Inc.
_______________________________________________________
(Exact name of registrant as specified in charter)

New York	000-06620	16-0928561
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6635 Kirkville Road, East Syracuse, New York   13057
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(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (315) 432-8909

Not Applicable
_________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(a) Acquisition of M.S. Kennedy Corp.

On July 30, 2008, Anaren, Inc. (“Anaren”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) providing for the acquisition by Anaren, on August 1, 2008, of the issued and outstanding capital stock (the “Shares”) of M.S. Kennedy, Corp. (“MSK”), a provider of high performance analog microelectronics to the defense and space markets located in Syracuse, New York. The other parties to the Stock Purchase Agreement include MSK, the holders of all of MSK’s issued and outstanding capital stock (the “MSK Shareholders”), and Klaus O. Baasch, C.P.A, of Sirchia & Cuomo, LLP of East Syracuse, New York as sellers’ representative.

The purchase price for the Shares pursuant to the Stock Purchase Agreement, is $28,000,000, subject to adjustments in connection with escrow arrangements, certain of the sellers’ transaction expenses, outstanding indebtedness, and working capital. The purchase price is subject to further adjustment in the event that Anaren makes an election under Section 338 of the Internal Revenue Code of 1986, as amended. See Item 2.01 below for further information with respect to calculation of the purchase price.

The Stock Purchase Agreement contains terms, conditions, representations, warranties and covenants (including, without limitation, indemnification obligations subject to certain thresholds and caps) customary for transactions of this nature.

The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the copy of the Stock Purchase Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference. Further information with respect to the MSK acquisition is set forth in responses to Items 2.01 and 2.03, which are incorporated herein by reference.

(b) Revolving Credit Facility

On July 31, 2008, Anaren entered into a Loan Agreement (the “Loan Agreement”) with KeyBank National Association (“KeyBank”), and executed a Promissory Note (the “Note”) in favor of KeyBank, providing for a committed revolving credit facility (“the “Revolving Credit Facility”) in the initial maximum principal amount (the “Available Credit”) of $50,000,000. Pursuant to the terms of the Loan Agreement, the amount of the Available Credit shall be reduced by $10,000,000 on August 1, 2009 and on each August 1 thereafter through July 31, 2013 (which is the maturity date of the Revolving Credit Facility).

Amounts outstanding under the Revolving Credit Facility will bear interest at a rate (the “Adjusted Prime Rate”) per annum equal to KeyBank’s Prime Rate (as in existence from time to time) plus the Prime Margin, defined as follows: “Prime Margin” means: (a) from July 31, 2008 through September 30, 2008, 100 basis points (“bps”), and (b) thereafter, the Prime Margin shall be determined from the following chart under the column entitled “Prime” based upon Anaren’s economic performance as of the end of each fiscal quarter, measured by the formula: EBITDA divided by the Current Portion of Long Term Debt (“CPLTD”) plus Interest Expense.

Index	LIBOR Option		Prime
EBITDA/CPLTD + Interest	Margin for Revolver Balances	Non-Usage Fee	Margin for Revolver Balances
>2.0 to 1	+100 bps	20 bps	-100 bps
>1.75 to 2.0	+110 bps	25 bps	-90 bps
>1.50 to 1.75	+125 bps	35 bps	-75 bps
1.50 or less (default)	+425 bps	N/A	+ 225 bps

Notwithstanding the foregoing, Anaren may elect to have one or more advances under the Note bear interest at a fixed rate of interest equal to KeyBank’s LIBOR Rate plus the LIBOR Margin (the “Adjusted LIBOR Rate”) for the duration of a LIBOR interest period; provided that no such advance shall be in an amount of less than $100,000. Upon the expiration of the applicable LIBOR interest period, Anaren may elect a new Adjusted LIBOR Rate or the Adjusted Prime Rate. If Anaren fails to make an election, the advances will bear interest at the Adjusted LIBOR Rate for consecutive LIBOR interest periods until an election is made.

For purposes of the foregoing, “LIBOR Margin” means: (a) from July 31, 2008 through September 30, 2008, 100 bps; (b) thereafter, the LIBOR Margin shall be determined from the chart above under the column entitled “LIBOR Option” based upon Anaren’s economic performance as of the end of each fiscal quarter, measured by the formula described above

Pursuant to the terms of the Loan Agreement and the Note, Anaren is obligated to pay interest on amounts outstanding under the Revolving Credit Facility at the rates described above on a quarterly basis commencing October 1, 2008 and continuing on the first day of each consecutive three month period thereafter. If at any time the principal amount outstanding under the Revolving Credit Facility exceeds the then Available Credit, Anaren must make an immediate principal payment equal to the excess, and all amounts outstanding under the Note must be paid in full upon maturity of the Revolving Credit Facility on July 31, 2013.

Pursuant to the terms of the Loan Agreement and the Note, Anaren is obligated to pay a non-usage fee for each calendar quarter based upon the average daily unused Available Credit during such quarter. The amount of the non-usage fee shall be the average daily unused Available Credit multiplied by the basis points in the chart set forth above under the column headed “Non-Usage Fee”, based upon Anaren’s economic performance as of the end of each fiscal quarter measured by the formula described above.

The Loan Agreement and Note contain customary representations and warranties, affirmative and negative covenants, events of default and acceleration provisions. Anaren’s obligations under the Note are (a) secured by a security interest in Anaren’s ownership interest in its wholly-owned subsidiary Anaren Communications (Suzhou) Co. Ltd., and (b) guaranteed by its wholly-owned subsidiaries Anaren Microwave, Inc., Anaren Ceramics, Inc. and Anaren Properties, LLC.

The foregoing description of the Revolving Credit Facility is qualified in its entirety by reference to the copy of the Loan Agreement attached hereto as Exhibit 10.2 and the copy of the Note attached hereto as Exhibit 10.3, which are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

On August 1, 2008, Anaren completed the acquisition of all of the issued and outstanding capital stock of MSK pursuant to the terms of the Stock Purchase Agreement described in Item 1.01(a) above. Anaren acquired MSK on a cash free, debt free basis for a purchase price of $28.0 million (after application of certain adjustments described in Item 1.01(a) above, and including $3,080,000 placed in escrow for the purpose of securing certain post-closing adjustments and indemnification obligations of the sellers). The effective price adjusting for cash and the net present value of tax deductible goodwill is approximately $24.2 million. The source of funds for the purchase price was a draw on the Revolving Credit Facility as described in Items 1.01(b) and 2.3, which are incorporated herein by reference.

On August 1, 2008, Anaren issued a press release announcing consummation of the MSK acquisition. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 1, 2008, in connection with the acquisition of MSK described in Items 1.01(a) and 2.01 above, Anaren borrowed approximately $28,000,000 under its Revolving Credit Facility described in Item 1.01(b) above. The borrowing will initially bear interest at a fixed Adjusted LIBOR Rate plus 100 bps.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.     Description

10.1	Stock Purchase Agreement, dated July 30, 2008, among Anaren, Inc., M.S. Kennedy Corp., and the individual shareholders and sellers’ representative party thereto

10.2	Loan Agreement, dated July 31, 2008, between Anaren, Inc. and KeyBank National Association

10.3	Promissory Note, dated July 31, 2008, executed by Anaren, Inc. in favor of KeyBank National Association

99.1	Press Release of Anaren, Inc., dated August 1, 2008, announcing the acquisition of M.S. Kennedy Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE: August 1, 2008

ANAREN, INC.

	By:	/s/ Lawrence A. Sala
	Name:	Lawrence A. Sala
	Title:	President and Chief Executive Officer